Exhibit 10.1

DATED THE 08 DAY OF APRIL, 2024

BETWEEN

TREASURE GLOBAL INC

(Delaware Department of State’s File No. 7908921)

(the “Company”)

AND

The person with particulars in Section 3 of the First Schedule

(the “Seller”)

SOFTWARE PURCHASE AGREEMENT

THIS AGREEMENT is made on this day and year set forth in Section 1 of the First Schedule (the “Date of Agreement”).

BETWEEN

The Party whose name and particulars set forth in Section 2 of the First Schedule (hereinafter referred to as the “Company”) of the one part.

AND

The Party whose name and particulars set forth in Section 3 of the First Schedule (hereinafter referred to as “the Seller”) of the other part.

The Company and the Seller collectively referred to as “Parties” and the individually as a Party.”

RECITAL:

A.	The Seller owns all rights, title, and interest in and to the Software (as defined hereafter).

B.	The Company now wishes to purchase and acquire and the Seller desires to sell, assign, grant, convey, and transfer the Software to the Company subject to the term and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual rights and obligations hereunder, the Parties mutually agree as follows:

1.	DEFINITIONS

1.1	In this Agreement and Schedules, unless the contrary intention appears, defined terms used in this Agreement have the meaning ascribed in the Third Schedule – Glossary of Terms. Other terms used in this Agreement are defined in context in which they are used and shall have the meanings indicated therein.

2.	INTERPRETATION

2.1	Headings and subheadings in this Agreement are inserted for convenience of reference only and:

2.1.1	shall not taken, read or construed as essential parts of this Agreement;

2.1.2	shall not affect the interpretation and construction of the provisions to which they refer to; and

2.1.3	shall not limit or extend the language of the provisions to which they refer to.

2.2	References herein to Recitals and Clauses are to be construed as references to recital and clauses in this Agreement unless otherwise stated. The word “herein,” “hereof,” “hereunder,” “hereto” or “hereafter” and other words of similar import shall refer to this Agreement as a whole and not to any particular provisions. Reference to persons include their successors and any permitted transferees and assigns.

2.3	Save for the definitions of the U.S. Law, the word “law” or “laws” mean any present or future law and legislation and any constitution, decree, judgement, legislation, order, ordinance, statute, treaty directive, by-law, rule or regulation to which this Agreement is governed (but excluding U.S. Law). In relation to U.S. Law, it shall also constitute any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, statues, treaty, directive, by-law, rule or regulation of the United States of America. If the contents requires that U.S. Law be included in the interpretation of “law” or “laws,” such word shall be interpreted to include U.S, Law. Reference to any statues or statutory provisions shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted.

2.4	Unless the context otherwise requires, words (including the words defined herein):

2.4.1	denoting the singular number shall include the plural and vice versa; and

2.4.2	denoting the masculine gender shall include the female and neuter genders and vice versa.

2.5	For the purpose of calculating any period of time stipulated herein, or when an act is required to be done within a specified period after or from a specified date, the period is inclusive of and time beings to run from the date so specified.

2.6	The Recitals set forth above are incorporated herein by reference and made a part of this Agreement as if fully set forth herein.

2.7	The Schedule and Appendixes to this Agreement shall form an integral part of this Agreement and shall be incorporated into and deemed part of this Agreement and all references to this Agreement shall include the Schedules and Appendixes to this Agreement and references to this Agreement or other agreement or document shall be construed as a reference to such agreement or document as amended, modified, or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies, or supplements it, or is entered into, made or given pursuant to or in accordance with its terms.

2.8	The documents comprising this Agreement shall be read in the following order of precedence:

(a)	the Clauses of this Agreement;

(b)	the Schedules; and

(c)	the Appendixes;

and in the event of a conflict the document higher up in the order of precedence shall prevail to the extents of such inconsistency.

2.9	No rule of construction shall apply to the detriment of any Party by reason of that Party having control and/or was responsible for the preparation of this Agreement or any part thereof.

2.10	Whenever this Agreement refers to a number of days, such reference shall be to calendar days unless Business Days are specified.

3.	SALE AND PRUCHASE AGREEMENT

3.1	Upon the term and subject to the condition set forth in this Agreement, the Seller hereby covenants and agrees to sell, assigns, transfer and convey all of its rights, title and interest in and to the Software to the Company free and clear of any and all Encumbrances whatsoever and the Seller further agrees to waive any moral rights that the Seller may have with respect to the Software in favor of the Company.

3.2	Purchaser Price and Consideration for Software.

(a)	In consideration for the sale, assignment, transfer and conveyance of the Software by the Seller to the Company and the waiver by the Seller of any moral rights they may have with respect to the Software, the Company agrees to pay the Seller more particularly set forth in Section 1 of the Second Schedule (hereinafter referred to as the “Purchase Price”) subject to the performance of the Seller of its obligations and/or delivery of the required deliverables pursuant to this Agreement, unless otherwise agreed by the Parties in writing and the Purchase Price shall payable in the manner and terms of payment as set forth in Section 2 of the Second Schedule (hereinafter referred to as the “Mode of Payment”).

(b)	Notwithstanding Clause 3.2 above, the Purchase Price may be subject to review upon the Parties’ mutual agreement provided that any such review or revision on the Purchase Price shall not be effective unless and until such revision is agreed in writing by both Parties.

(c)	All taxes, duties and charges of any kind imposed on any of the Parties and/or their officers, agents, employees or representatives by any competent tax authority (in Malaysia, the territory or elsewhere) in connection with the performance of work under this Agreement shall be the sole responsibility of such Party concerned.

3.3	Applicable Taxes

(a)	As to the consideration for the provision of the Software and/or deliverables by the Seller, it is understood and agreed that there shall be no Malaysian Sale and Service Tax (collectively the “Applicable Taxes”), unless otherwise specifically stated.

(b)	The Parties agree and acknowledge that if any Applicable Taxes is imposed on nay supplies and/or services made by supplying party (the “Supplier”) under this Agreement, (i) the Supplier shall have the right to impose the Applicable Taxes on the consideration payable on the supply and/or service by an amount equal to the Applicable Taxes imposed; (ii) the Supplier shall be entitled to recover the increased amount from the receiving party (the “Recipient”) as if the same were part of the consideration of the supply and/or Services; and (iii) the calculation and charging of the Applicable Taxes on the consideration payable for the supply and/or Services shall be made on a separate basis provide always that the Supplier shall comply with such relevant Applicable Taxes provisions including but not limited to the following:

(i)	to register with the relevant Malaysian authorities to enable it to collect the Applicable Taxes on such taxable supply and/or services; and

(ii)	to ensure that the invoice (in the form as per the prevailing Applicable Taxes guide at the material time) to be issued after the imposition of the Applicable Taxes and the receipt or any other documents to be issued after payment for the supply and/or services by the Supplier to the receipt shall identify the amount of Applicable Taxes payable.

(c)	If a Party must reimburse the other Party for any costs or expenses, the amount to be reimbursed shall be calculated net of any Applicable Taxes input tax credits that the Party seeking reimbursement is entitled to in respect of the cost or expense incurred, on the basis the reimbursement is subject to the Applicable Taxes.

(d)	A reference to Applicable Taxes payable by a Party includes any corresponding Applicable Taxes payable by the representative member of any Applicable Taxes group of which that Party is a member and reference to an input tax credit entitlement of a Party includes any corresponding input tax credit entitlement of the representative member of any Applicable Taxes group of which that Party is a member.

(e)	Either party hereto shall notify the other party if it ceases to be registered or licensed under the relevant act or transfer its business as a going concern.

3.4	Further Assurance

At any time after Closing, and from time to time thereafter, the Seller shall, upon the Company’s written request, and at the Company’s expense, take any and all action and execute, acknowledge and deliver to the Company any and all further instruments and assurances necessary or expedient in order to fully vest in the Company the Software and to facilitate the Company’s enjoyment, defense and enforcement thereof. If, at any time after Closing, any entity or person directly or indirectly controlled by the Seller (hereinafter referred to as the “Seller Affiliate”) is determined or deemed to have any right, title or interest in or to the Software, the Seller agrees to its their best effort to cause the Seller Affiliate to transfer, assign, convey or release in favor of the Company any and all right, title or interest that Seller Affiliate may have in or to the Software without payment of any additional consideration by the Company. The Seller hereby irrevocable designates and appoints the Company and its duly authorized officers and agents, with full power of substitution, as the Seller’s agent and attorney in fact to act for and on behalf and instead of the Seller, to take any and all actions, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurance necessary or expedient in order to fully vest in the Company or perfect the sales, transfer, assignment and conveyance of the Software to the Company to protect the same or to enforce any claim or right of any kind with respect thereto. The foregoing power is coupled with an interest and is irrevocable.

3.5	Later Improvements

If, after the date of this Agreement, the Seller, or any of them, develop or discover, or is a co-developer or co-discoverer of any improvement, then such Seller shall promptly sell, assign and transfer the Improvement and all of that Seller’s right to such Improvement to the Company without the payment of any additional payment or consideration.

3.6	Delivery of Know-how and Intellectual Property

The Seller shall communicate to the Company all Know-how and Intellectual Property in the possession of the Seller relevant to the Software. The Seller will continue to communicate to the Company all such further Know-how and Intellectual Property as may later come into the possession of any of the Seller.

4.	CLOSING DELIVERABLES

4.1	The Closing of the transaction contemplated by this Agreement (hereinafter referred to as the “Closing”) shall take place simultaneously with the closing of the transaction contemplated by this Agreement.

4.2	At the Closing, the Seller shall deliver to the Company a bill of sale hereto and duly executed by the Seller, transferring all of the Seller’s rights, title and interest in and to the Software.

4.3	Subject to satisfaction or waiver of all of the conditions precedent to Closing as set out in this Agreement, Closing of the transaction contemplated herein shall take place at such place and time on the Closing Date as may be agreed by the Parties hereto. The Closing Date shall be such date as is agreed upon by the Parties hereto, but shall not be later than ninety (90) days from the Date of this Agreement unless otherwise agreed by each of the Parties. If Closing does not occur on or before ninety (90) days from the Date of Agreement, this Agreement shall automatically terminate pursuant to Clause 8 herein.

5.	CONDITIONS PRECEDENT

5.1	The obligation of the Company hereunder in connection with the Closing are subject to the following conditions precedent being met:

(a)	the Company shall have completed the due diligence investigation into the Seller and the Software and such other matters as it, in its sole discretion, deems relevant and such investigation shall not have disclosed any matter that the Company, in its sole discretion, considers to be averse to the completion of the transactions contemplated herein;

(b)	UAT testing and acceptance provided by the Seller contained in this Agreement or in any other certificate or document delivered by the Seller to the Company set forth in Clause 6 hereto, shall be substantially true and correct as of the date hereof and as the Closing Date with the same force and effect as though such test and acceptance had been made on and as of such date, regardless of the date as of which such information was given;

(c)	all obligation, convents, and agreement of the Seller required to be performed at or prior to the Closing Date shall have been performed;

(d)	at the Closing Date, there shall have been no materially adverse change in the status or condition of the Software or the rights of the Seller with respect thereto, or with respect to their ability to transfer the Software to the Company, except as may otherwise specifically contemplated hereunder; and

(e)	each of the respective representation and warranties of the Seller contained in this Agreement or in any other certificate or document delivered by the Seller to the Company pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representation and warranties had been made on and as of such date, regardless of the date as of which such information was given, and the Company shall have received, on the Closing Date, a certificate in such form as may reasonably be satisfactory to the Company and signed by the Seller to the effect that the representation and warranties referred to above are true and correct on and as of such date, provided that the acceptance of such certificate and the Closing of the transactions herein provided for shall not be a waiver of the respective representation and warranties contained in this Agreement or in any other certificate or document delivered by the Seller to the Company pursuant hereto, which, covenants, representation and warranties shall continue in full force and effect for the benefit of the Company.

5.2	The respective obligation of the Seller hereunder in connection with the Closing are subject to the following conditions being met:

(a)	to provide the UAT delivery report to the Company in accordance with Clause 6 hereunder;

(b)	to transfer to the rights, title and interest to the Company within the Closing Date;

(c)	to issue bill of sale to the Company within the Closing Date; and

(d)	all obligation, convents and agreement of the Company required to be performed at or prior to the Closing Date shall have been performed.

6.	TESTING AND ACCEPTANCE

6.1	Subject to Clause 5 above, the Seller shall carry out their respective responsibilities pertaining to the Software and/or deliverables rendered by the Seller in accordance with the mutually agreed acceptance test plan.

6.2	The Seller shall conduct user acceptance (“UAT”) together with the Company which results are to be verified and acknowledged by the Company whereby in the event the end result fails to satisfy the acceptance criteria, the testing shall be repeated at reasonable intervals as required by the Company until those criteria are met.

6.3	Should the Software and/or deliverables fail to conform to an acceptance test despite numerous repeated UATs, the Company may terminate this Agreement in accordance to Clause 8 herein in the event the acceptance test has failed more than three (3) times. The Seller hereby irrevocably agrees to refund all such Purchase Price or any part thereof which has been paid to the Seller by the Company within fourteen (14) days from the date of termination of this Agreement.

7.	WARRANTIES, REPRESENTATION AND COVENANTS

7.1	The Seller represents, warrants and covenants to and with the Company as follows:

(a)	Except as expressly provided in the Seller’s warranties to the contrary and to the extended that the Seller’s warranties are qualified by information that has otherwise been disclosed in writing to the Company or its agents or officers by the Seller, the Seller gives the Seller’s warranties in favor of the Company as the date of this Agreement and as at the Closing Date. The Seller hereby warrants to the Company that the information and statement set out in the Seller’s warranties are true and correct and accurate in all respect at the date of this Agreement and will continue to be so up to and including the Closing. To this effect, the Seller’s warranties shall be deemed to be repeated at Closing as if the same were made on the Closing Date.

(b)	The Seller acknowledges and agrees that the Company has entered into this Agreement in reliance on the Seller’s warranties.

(c)	Each of the Seller’s warranties is separate and is to be construed independently of the others and is not limited by reference to any of the others.

(d)	Notwithstanding Closing, the Seller’s warranties, indemnities and undertaking given by the Seller shall continue thereafter to subsist for so long as may be necessary for the purpose of giving effect to each and every one of those clauses in accordance with the terms thereof.

(e)	Notwithstanding any other provisions in this Agreement, the indemnities contained in this Agreement shall survive in Closing.

(f)	If the Seller shall become aware, or reasonably ought to be aware, of any event which occurs or matter which arises which results or may result in any of the Seller’s warranties being unfulfilled, untrue, misleading or incorrect, the Seller shall immediately notify the Company in writing fully thereof.

7.2	The Company represents, warrants and covenants to the Seller as follows:

(a)	it is a company duly incorporated under the laws of its country of incorporation and has full power and authority to own its assets and carry on its business;

(b)	it has full legal right, power and authority to execute, deliver and perform its obligation under this Agreement;

(c)	all the necessary corporate resolution and authorization to enter into this Agreement and to perform all obligation have been duly obtained;

(d)	by entering into this Agreement, it is not in breach or in contravention of any law or contract applicable to it;

(e)	this Agreement, when executed, constitutes legal, valid and binding obligations, enforceable against it in accordance with the terms thereof;

(f)	the person singing this Agreement on behalf of it has been duly authorized to execute and deliver this Agreement; and

(g)	it has all rights, title and interest to the Software.

8.	TERMINATION

8.1	Without prejudice to any other rights that the Parties may have under this Agreement or at law, either Party may terminate this Agreement immediately by notice in writing upon occurrence of any of the following events:

(a)	where a Party is in a breach of this Agreement, which is incapable of being remedied, or where there breach is capable of being remedied and the breaching Party fails to remedy a breach of this Agreement of which it has received at least thirty (30) days prior written notice to remedy. Such breach includes but is not limited to where:

(i)	a Party materially breaches any of its obligations, warranties, representations, or undertakings as set forth in this Agreement;

(ii)	a Party unreasonably delays the performance of its obligation; or

(iii)	a Party’s action or inaction goes against the purpose and objectives of this Agreement.

(b)	where the other Party:

(i)	becomes or threaten or is in jeopardy of becoming subject to any form of insolvency administration;

(ii)	ceases or threaten to cease conducting its business, and in the case of the development where it cease to operate as a provider of the Software and/or deliverables;

(iii)	convenes any meeting of its creditors;

(iv)	passes a resolution or suffers a petition for winding up;

(v)	has a liquidator or receiver appointed over the whole or any part of its assets; or

(vi)	takes similar actions under the laws of any jurisdiction for the general benefit of creditors of an insolvent or financially troubled subsidiary or parent company.

8.2	Notwithstanding anything contained in this Agreement, this Agreement may be terminated by either Party by serving written notice of thirty (30) days to the other Party. Upon termination of this Agreement, neither Party shall have no right to claim any damages, loss, claims, or liabilities whatsoever arising out of or in connection with this Agreement.

8.3	In any event that the Seller fails or refuses to observe and perform its obligations contained in this Agreement, the Company reserve its right to terminate this Agreement by providing thirty (30) days written notice to the Seller.

9.	INDIVIDUAL CONTRACTOR STATUS

9.1	The Parties shall act as independent contractor and no Party shall act as agent for or partner of any of the other Party for any purpose whatsoever, and the employee of one Party shall not be deemed the employees of any of the other Party. No Party shall enter into any agreement with any third party on the other Party’s behalf.

9.2	Each Party shall remain responsible, for the withholding and payment of all taxes, payroll levies, statutory deductions, and contributions or such other employee benefit requirement now existing of hereafter enacted and attributable to their respective employees and agents.

10.	LIABILITY

10.1	Nothing in this Agreement excludes or limits the liability of either Party in respect of:

(a)	death or personal injury caused by its negligence (including negligence by officers, agents, employees, representatives or contractors of the Parties); and

(b)	liability which may not otherwise be limited or excluded under the applicable laws.

10.2	Subject to Clause 10.1 above, and other than as expressly provide in this Agreement, in no event will either Party be liable to the other for:

(a)	any economic losses (including without limitation, loss of profit, loss of contract, business or anticipated savings);

(b)	indirect or consequential damages whether arising from negligence, breach of this Agreement or howsoever;

(c)	loss of goodwill or reputations; and/or

(d)	wasted management or staff time, suffered, or incurred by a Party arising out of or in connection with this Agreement, whether or not such losses were within the contemplation of the Parties at the Date of Agreement.

10.3	The Parties acknowledge and agree that in the event of a breach of this Agreement by either Party, the non-defaulting Party shall use its best effort to do all things as may reasonably be necessary to mitigate any losses that it may suffer pertaining to such breach.

11.	PROTECTION OF TRADE SECRETS

11.1	The Parties agree to hold each other’s confidential information in for a period of three (3) years following the Date of Agreement. The Parties agree, that unless required by law, they shall not make each other’s confidential information available in any form to any third party or to use each other’s confidential information for any purpose other than the implementation of this Agreement. Each Party agrees to take all reasonable steps to ensure that confidential information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

11.2	A Party’s “Confidential Information” shall not include information that:

(a)	is or becomes a part of the public domain through no act or omission of the other party;

(b)	was in the other party’s lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party;

(c)	is lawfully disclosed to the other party by a third party without restriction on disclosure;

(d)	is independently developed by the other party; or

(e)	is required to be disclosed by any judicial or governmental requirement or order (provided that recipient timely advises the disclosing party of the governmental demand for disclosure).

11.3	Notwithstanding to Clause 11.1 and 11.2 above, the Seller agree that from and after the Date of Agreement and for so long thereafter as the data or information remains Software trade secrets, the Seller shall not use, disclose, or permit any person not authorized by the Company to obtain any Software trade secrets (whether or not the Software trade secrets are in written or tangible form), except as specifically authorized by the Company.

12.	ACKNOWLEDGEMENT OF RIGHTS

12.1	In furtherance of this Agreement, the Seller hereby acknowledges that from and after the Date of Agreement, the Company has acceded to all of the Seller’s right, title and standing to:

(a)	receive all rights and benefits pertaining to the Software and this Agreement;

(b)	institute and prosecute all suits and proceeding and take all actions that Company in its sole discretion, may deem necessary or proper to collect, assert or enforce any claim, right, or title of any kind in and to any and all of the Software; and

(c)	defend and compromise any and all such action, suits, proceedings relating to such transferred and assigned rights, title, interest and benefits, and perform all other such acts in relation thereto as the Company, in its sole discretion, deems advisable.

13.	PERSONAL DATA PROTECTION

13.1	Both Parties shall not cause, permit, or allow personal data (which shall encompass personal data and sensitive personal data as defined in the Personal Data Protection Act 2010 [Act 709]) (“Personal Data”) to be copied, duplicated, transcribed, processed, sold to, revealed to, or used by any other person or entity without the consent of the other Party.

13.2	The Parties shall use the Personal Data solely for the purpose of this Agreement. The Personal Data shall not be used for any other purpose except with the explicit consent of the other Party.

13.3	Each Party shall use the highest standard of diligence to ensure that its contractors, agents, employees, and representatives observed the confidentiality of the Personal Data and will prohibit any unauthorized access to use or duplication of any Personal Data in whole or in part.

13.4	Each Party agrees to notify the other Party immediately for any unauthorized possession, use or disclosure of Personal Data by any person or entity not authorized by this Agreement to have such possession, use or knowledge whereby the Party will promptly furnish to the other Party with the full details of such possession, use or knowledge and will provide bone fide cooperation to one another in any litigation against third parties deemed necessary to protect the Personal Data.

13.5	Nothing in this clause shall be construed in any way as a waiver of either Party’s right to recover damages or obtain other relief against the defaulting Party for its wilful act, omission, or negligence resulting in harm, loss or damage suffered by the non-defaulting Party.

13.6	The Parties agree that where, pursuant to this Agreement, any of date/information which includes Personal Data are extended:

(a)	To the Seller by the Company and/or collected/processed by the Seller on behalf of the Company, the Seller agrees not to conduct itself and to procure that its employees and/or agents, to not conduct themselves, in such manner as to cause the Company to be in breach of its obligations as a data user.

(b)	To the Company by the Seller and/or collected/processed by the Company for and on behalf of the Seller, the Company agrees not to conduct itself, and to procure that its employees and/or agents, to not conduct themselves, in such manner as to cause the Seller to be in breach of its obligation as a data user.

14.	NO ASSIGNMENT

14.1	The rights and obligations of the Parties under this Agreement shall not be assigned, transferred, charged or otherwise dealt with, and neither Parties shall attempt or purport to do so, without the prior written consent of the other Party.

15.	FORCE MAJEURE

15.1	Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reasons of any delay in performance, or the non-performance, of any of its obligation hereunder, to the extent that the delay or non-performance is due to event of Force Majeure of which it has notified the other, and the time for performance of that obligation shall be extended accordingly. For the purpose herein, Force Majeure shall mean any act, event or circumstance relied on by either Party hereto over which that affected Party could not have reasonably exercised control, including but not limited to acts of God, acts of government or other authorities, fires, lockouts, riots, wars, pandemics, epidemics, inclement weather, earthquakes, and other natural disasters.

15.2	If the performance by any Party of any of its obligation under this Agreement is affected by an event of Force Majeure for a continuous period in excess of fourteen (14) days, the Parties hereto shall enter into bona fide discussion with a view to alleviating the effect or to agreeing upon such alternative arrangement or workaround as may be fair and reasonable and/or either Party shall have the right to terminate this Agreement with immediate effect by notice to the other Party.

16.	GOVERNING LAW AND JURISDICTION

16.1	This Agreement shall be governed by and construed and enforced in accordance with the laws of Malaysia.

16.2	Any dispute, controversy or claim arising out of or in relation to this Agreement including any breach of any terms of this Agreement shall be resolved, insofar as it is possible, by mutual consultation between the Parties.

16.3	In any event that no settlement is capable to be reach by the Parties, the Parties hereby agreed to resolve any of the dispute by arbitration at Asian International Arbitration Centre (“AIAC”) in accordance with the Arbitration Rules of the AIAC for the time being in force and the proceeding shall by arbitrated by three (3) arbitrators and the arbitration shall be conducted in the English language and the venue of arbitration shall be in Kuala Lumpur, Malaysia. Each Party shall have the right to appoint one (1) arbitrator each and the third (3rd) arbitrator shall be appointed by the Director of the Asia International Arbitration Centre (Malaysia). The prevailing Party in the arbitration shall be entitled to claim reasonable legal fees and the arbitration fees from the non-prevailing Party. The award of the arbitration shall be final and binding on all Parties.

17.	CHANGE IN PARTIES

17.1	The obligation, covenants and liability of the Parties set out in this Agreement shall continue to be binding and enforceable notwithstanding any amalgamation, restructuring or change of shareholder or control in Seller or the Company.

18.	NOTICES

18.1	Unless expressly stated herein, any notice or communication to be given under this Agreement shall be in writing and be in the English language and may be given or sent:

(a)	by hand;

(b)	by international courier; or

(c)	by email;

to the Parties at the addressed in Section 2 and Section 3 of the First Schedule.

18.2	All notice and communication by one Party to the other Party shall be deemed to have been received by the other Party and be effective as follows:

(a)	if by hand, upon written acknowledgement of receipt by a duly authorise officer, employee, agent or representative of the receiving Party;

(b)	if by international courier, five (5) days after notice is posted; and

(c)	if by email, upon sending provided that there is no return email notifying failure of delivery.

19.	SEVERABILITY

19.1	Each provision of this Agreement is severable from the other. If at any time, any provisions hereof is or become illegal, invalid, or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

20.	WAIVER

20.1	No right of the Parties under this Agreement shall be deemed to be waived except by notice in writing signed by the Party granting the waiver and the waiver of any right shall not prejudice the rights of the Party in respect of any subsequent breach of this Agreement.

21.	VARIATION

21.1	The Parties may vary any of the provisions of this Agreement subject to the written agreement of both Parties.

22.	CUMULATIVE RIGHTS

22.1	The right and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.

23.	TIME OF THE ESSENCE

23.1	Time is of the essence in the performance of this Agreement.

24.	RELATIONSHIP OF PARTIES

24.1	Nothing in this Agreement shall create or be deemed or construed to create a partnership or joint venture or the relationship of principal and agent between the Parties.

25.	ENTIRE AGREEMENT

25.1	This Agreement together with the Schedule and Appendixes annexed herein contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior written or oral agreement between the Parties relating thereto.

26.	SUCCESSORS

26.1	This Agreement together with the Schedule and Appendixes herein annexed to shall be binding on the respective successors in title of the Parties, permitted assigns and persons deriving title thereunder.

27.	COUNTERPART

27.1	This Agreement may be executed by facsimile, pdf, digital signature, electronic signature, and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(the remaining space on this page has been left blank intentionally)

IN WITHNESS WHEREOF the Parties hereby agree to the terms and conditions set forth in this Agreement, including Schedule and Appendix hereof and have hereunto set their hands and/or by electronic signatures in accordance with the respective local digital signature regulations on the day and year herein before mentioned.

Signed for and on behalf of TREASURE GLOBAL INC [Delaware Department of State’s File No.: 7908921] by its legal representative with the seal affixed in the presence of:

/s/ Vincent Tan Wei Sheng		/s/ Teo Chong Chan
Witness		Signatory
Name:	VINCENT TAN WEI SHENG	Name:	TEO CHONG CHAN
N.R.I.C. No.:	841223-07-5437	Designation:	Chief Executive Officer

Signed for and on behalf of MYUP SOLUTION SDN BHD [Malaysian Company Registration No.: 202201017734(1463431-H)] by its director in the presence of:

/s/ Vincent Tan Wei Sheng		/s/ Se Toh Meng Yang
Witness		Signatory
Name:	VINCENT TAN WEI SHENG	Name:	SE TOH MENG YANG
N.R.I.C. No.:	841223-07-5437	N.R.I.C. No.:	841003-08-5123
		Designation:	Director

FIRST SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

Section	Description	Particular
1.	Date of Agreement	April 08, 2024
2.	The Company	Company Name : TREASURE GLOBAL INC

Delaware Department of State’s File No. : 7908921

Business Address : 276 5th Avenue Suite 704 #739 New York, NY 10001

Contact No. :

Email Address : ir@treasuregroup.co

Authorized Representative : Mr. Sam Teo Chang Chan
3.	The Seller

Company Name : MYUP SOLUTION SDN BHD

Malaysian Company Registration No. : 202201017734 (1463431-H)

Business Address : E-12-02, Menara Suezcap 2, No.2, Jalan Kerinchi, Gerbang Kerinchi Lestari, 59200 Kuala Lumpur

Contact No. : 012-533 5693

Email Address : mysetoh123@gmail.com

Authorized Representative : Se Toh Meng Yang

SECOND SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

Section	Description	Particular
1.	Purchase Price	An aggregate of Four Hundred Ninety-Five Thousand Five Hundred U.S. Dollars (USD495,500.00) only.
All such Purchase Price shall be paid in accordance to the terms and conditions as follows:

		(a)	the Purchase Price for this Agreement shall be satisfied through the issuance and allotment of shares of common stock, par value $0.00001, of the Company (the “TGL Shares”) to the Seller. The TGL Shares shall have an equivalent value of Four Hundred Ninety-Five Thousand Five Hundred U.S. Dollars (USD495,500.00) only.

		(b)	the Company agrees to issue and allot the TGL Shares to the Seller within five (5) working days from the date of the Agreement of which this Second Schedule is attached.

		(c)	The issuance price per TGL Share shall be Three Dollars Ninety-Three Cents (USD$3.93).

2.	Mode of Payment	(d)	The TGL Shares issued to the Seller shall be deemed restricted shares.

		(e)	The TGL Shares shall be issued in book-entry form and the transfer agent shall note that the TGL Shares are restricted shares. The Seller acknowledges and agrees that it shall not sell, transfer, pledge, or otherwise dispose of the TGL Shares except in compliance with the Securities Act of 1933, as amended (e.g. Rule 144 exemption). Any transfer or disposition shall be subject to prior notice to the Company.

		(f)	In the event that the Seller intends to sell the TGL Shares in the market using the Rule 144 exemption after the applicable Rule 144 requisite holding period is satisfied (e.g. six (6) months), the Seller shall pay all costs associated with obtaining a legal opinion that opines on the transferability of the TGL Shares using the Rule 144 exemption.

THIRD SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

Glossary of Terms

Business Day	means a calendar day not being Saturday, Sunday and/or public holiday whereby the licensed bank is opened for general banking business in Kuala Lumpur and/or in the City of New York, United State of America.
Closing	means the closing of transaction contemplated in this Agreement.
Closing Date	means the date of Closing.
Confidential Information	refers to all information and data which is communicated or released to one party (“Disclosing Party”) to the other Party (“Receiving Party”) comprising of but not limited to identifiable methodology, know-how, experience, databases, flow charts, report, software, codes, tables or other material produced in relation to this Agreement or otherwise (including the negotiations leading to it) and any other information of whatever kind (whether commercial, technical, financial, operational or otherwise, whether communicated verbally, in wiring or in any other form and whether or not expressly stated to be confidential) relating to the Disclosing Party including but not limited to, its business, products, supplier, customer and in the case of the Company, includes all the Company’s data.
Encumbrance	means any and all mortgages, liens, pledges, charges, security interests, encumbrance, action, cause of action or demands of any nature whatsoever and however arising.
Improvement or Improvements	means any modification or variant of the Software which, if manufactured, used or sold would fall within the scope of the Software.
Intellectual Property	refers to rights in, and in relation to (including but not limited to) any patents, trademark, registered design, right, copyright and other related rights, trade and business name (including all goodwill associated with any trademarks or trade and business names), moral rights, geographical indication, integrated circuit layout-design right, semi-conductor and other topography rights and utility models, database right, invention, domain names, object codes and or source codes, trade secret, confidential information and other proprietary rights, know-how and other technical information, any application (while pending, in process or issued) for any of the foregoing, and any other industrial, intellectual property right or protected right to the foregoing whether registered, registrable or unregistered) in any country and in any form, media or technology now known or later developed, and including the benefit of all registrations of, applications to register and the right to apply for registration of any of the foregoing items and all rights in the nature of any of the foregoing items, each for their full term (including any extensions or renewals thereof) and wherever in the world enforceable.
Know-how	means all known-how, knowledge, expertise, works of authorship, prototypes, technology, information, patterns, plans, deign, research, research data, trade secrets, drawings, unpatented blue prints, flow sheets, equipment or parts lists, descriptions, instructions, manuals, data, record, procedures, materials or tools relating to the Software or to design, development, manufacture, use or commercial application of the Software.
Software	means, collectively, the OTP software application including source code, object code, full retail version of the Software, security implementation, pre-deployment, content management, data mapping and any other software module, component and other related to the Software support by the Seller.
USD or U.S. Dollars	Mean the lawful currency of the United States of America.

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